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                                                                    Exhibit 23.1


Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated May 28, 2004 relating to the financial statements of Idenix Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 2, 2004